UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Elizabeth Arden, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Memo

TO:	All Elizabeth Arden Employees	DATE: July 12, 2016
FROM:	E. Scott Beattie
Chairman & CEO
RE:	Revlon Transaction Update

As promised, I am committed to keeping you informed of the status of Revlon’s acquisition of Elizabeth Arden, Inc. Since announcing this transaction in mid-June, we have been working closely with the Revlon management team to complete the regulatory and legal work required for closing, which is still anticipated to occur this fall. Many parts of the business have also been working with the Revlon teams to begin to jointly develop the roadmap for how these two businesses will come together once the transaction is consummated. Below is a summary of the key actions and activities that have taken place over the last few weeks.

•	All of the necessary anti-trust filings have been made and may be reviewed by the regulatory authorities. In the coming weeks and months, both companies will continue working through legal matters, which will include the filing of a proxy statement with the U.S. Securities and Exchange Commission in anticipation of an Elizabeth Arden shareholders meeting to approve the merger. The legal work continues to be on-track.

•	The Elizabeth Arden management team has been working with their Revlon counterparts to discuss their respective organizations, and collaboratively review synergy and post-close operating assumptions. Fabian Garcia is conducting a series of one-on-one meetings with our Executive Team to better understand how we manage the business, and to begin planning for more detailed business integration discussions post-close.

•	Revlon has engaged Deloitte to assist with the integration planning effort, and Boston Consulting Group to help design the go-forward organization design. Over the next few months, these companies will assist Elizabeth Arden and Revlon with developing the post-close combined organization structure and execution plan.

•	Once the integration plans are completed and the transaction is closed, it is our intent to be in a position to provide more specificity around the integration, and additional clarity to you in terms of the transition as well as go-forward opportunities in the new combined organization. We fully understand the importance of every employee having clarity on their future.

As we now look ahead to fiscal 2017, and continue planning the integration with Revlon, I want to thank you for your continued focus on our business priorities and initiatives. I will share more specifics around our Company’s fiscal 2016 performance and update the status of the Elizabeth / Revlon transaction the week of August 8-12th during our earnings announcement. In the interim, if anyone has any specific questions or personal issues please feel free to reach out to me or any member of the executive team directly.

200 Park Avenue South, 7th Floor, New York, New York, 10003

Additional Information and Where to Find It

Elizabeth Arden, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders to be held in connection with the transaction (the “Special Meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at 203-682-8200.

Participants in the Solicitation

The Company, its directors and certain executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, together with information regarding Revlon, Inc. (“Revlon”) or any Revlon director or executive officer to the extent they may be deemed participants in the solicitation, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC.